GCM Grosvenor Reports Strong Second Quarter 2021, Increases Dividend and Approves a Stock Repurchase Plan
Revenue to GCM Grosvenor increased 33% to $119.7 million and Fee-Related Revenue increased 13% to $84.9 million from the three months ended June 30, 2020 ("prior year QTD")
GAAP Net Income attributable to GCM Grosvenor was $0.7 million for quarter ended June 30, 2021
Fee-Related Earnings increased 9% to $27.5 million from the prior year QTD
Adjusted EBITDA increased 17% to $30.7 million from the prior year QTD
Investments and Carried Interest at NAV increased 121% from June 30, 2020 to $349 million as of June 30, 20211

CHICAGO, August 10, 2021 – GCM Grosvenor (Nasdaq: GCMG), a leading global alternative asset management solutions provider, today reported strong results for the second fiscal quarter ended June 30, 2021 and reaffirmed its prior full year 2021 guidance of Fee-Related Revenue growth of 12-15% compared to fiscal year 2020 and Fee-Related Earnings growth of 15-20% as compared to fiscal year 2020.
“We are pleased to report another strong quarter of performance across the board and remain confident with regard to our growth targets for the remainder of the year,” said Michael Sacks, Chairman and Chief Executive Officer of GCM Grosvenor. “In light of our performance and momentum, our Board of Directors approved increasing our quarterly dividend by 12.5% and a stock repurchase plan that allows for the repurchase of up to $25 million of our Class A common stock and warrants.”
Assets Under Management
•Assets Under Management increased 18% from June 30, 2020 (the “prior year”) and increased 3% from March 31, 2021 (the "prior quarter") to $66.9 billion as of June 30, 2021
•Fee-Paying Assets Under Management (“FPAUM”) increased 11% from the prior year and increased 3% from the prior quarter to $55.0 billion as of June 30, 2021
•Contracted Not Yet FPAUM increased 26% from the prior year and decreased 6% from the prior quarter to $7.0 billion as of June 30, 2021
Revenue2
•Revenue to GCM Grosvenor increased 33% from the prior year QTD to $119.7 million and increased 29% from the six months ended June 30, 2020 ("prior year YTD") to $222.9 million
Fee-Related Revenue
•Fee-Related Revenue increased 13% from prior year QTD to $84.9 million and increased 10% from prior year YTD to $167.6 million
1 Both periods presented in comparison represent firm share of Net Asset Value post-Mosaic repurchase, which occurred on July 2, 2021.
2 Includes fund reimbursement revenue of $2.6 million and $4.9 million for the three and six months ended June 30, 2021, respectively, and $1.8 million and $3.8 million for the three and six months ended June 30, 2020, respectively.

Net Income and Adjusted Net Income
•GAAP Net Income Attributable to GCM Grosvenor Inc. was $0.7 million and $3.2 million for the three and six months ended June 30, 2021, respectively
•Adjusted Net Income increased 30% from prior year QTD to $19.3 million and increased 56% from prior year YTD to $38.2 million
Fee-Related Earnings
•Fee-Related Earnings increased 9% from prior year QTD to $27.5 million and increased 23% from prior year YTD to $52.6 million
Adjusted EBITDA
•Adjusted EBITDA increased 17% from the prior year QTD to $30.7 million and increased 34% from prior year YTD to $60.9 million
Dividend
•GCM Grosvenor's Board of Directors approved a $0.09 per share dividend for the second quarter of 2021 payable on September 15, 2021 to shareholders on record September 1, 2021
Stock Repurchase Plan
•GCM Grosvenor’s Board of Directors authorized a stock repurchase plan of $25 million, which may be used to repurchase the company’s outstanding Class A common stock (“Class A shares”) and warrants to purchase Class A shares, as well as to reduce Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the company’s 2020 Incentive Award Plan (and any successor equity plan thereto)
•Class A shares may be repurchased from time to time in open market transactions, in privately negotiated transactions, pursuant to a trading plan adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or otherwise, with the size and timing of these repurchases depending on legal requirements, price, market and economic conditions and other factors
•The company is not obligated under the terms of the program to repurchase any of its Class A shares or warrants, the program has no expiration date and the program may be suspended or terminated by the company at any time without prior notice
•Class A shares repurchased as part of this program will be canceled by the company
Additional Information
GCM Grosvenor also issued a detailed presentation of its results and a presentation containing supplemental financial data, both of which are available on GCM Grosvenor’s website at https://www.gcmgrosvenor.com/shareholder-events.
Management will host a webcast and conference call at 11:00 am ET on Tuesday, August 10, 2021 to discuss the company’s results. The conference call will also be available via public webcast from the Public Shareholders section of GCM Grosvenor’s website at www.gcmgrosvenor.com/public-shareholders and a replay will be available on the website soon after the call’s completion. To listen to the live broadcast, participants are encouraged to go to the site 15 minutes prior to the scheduled call time in order to register.

The call can also be accessed by dialing 929-477-0577 / 800-437-2398 and using the passcode: 4203999.

About GCM Grosvenor
GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $67 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm is in its 50th year of operation and is dedicated to delivering value for clients in the growing alternative investment asset classes.
GCM Grosvenor’s experienced team of approximately 500 professionals serves a global client base of institutional and high net worth investors. The firm is headquartered in Chicago, with offices in New York, Los Angeles, Toronto, London, Tokyo, Hong Kong, and Seoul. For more information, please visit: www.gcmgrosvenor.com.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; effect of the COVID-19 pandemic on GCM Grosvenor's business; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-k/a filed by GCM Grosvenor Inc. on May 10, 2021 and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Use of Non-GAAP Financial Measures and Key Performance Indicators
This press release includes certain non-GAAP financial measures, including fee-related earnings, adjusted pre-tax income, adjusted net income, adjusted EBITDA and net incentive fees attributable to GCM Grosvenor. These non-GAAP measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered as an alternative to revenue, net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included in below.

GCM Grosvenor believes that these non-GAAP measures of financial results provide useful supplemental information to investors about GCM Grosvenor. GCM Grosvenor’s management uses these non-GAAP measures to evaluate GCM’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore GCM Grosvenor’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.
Adjusted net income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted pre-tax income represents net income attributable to GCM Grosvenor Inc. including (a) net income attributable to GCMH, excluding (b) provision for income taxes, (c) changes in fair value of derivatives and warrants, (d) amortization expense, (e) partnership interest-based and non-cash compensation, (f) equity-based compensation, (g) unrealized investment income, (h) changes in tax receivable agreement ("TRA") liability and (i) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions and employee severance. We believe adjusted pre-tax income is useful to investors because it provides additional insight into the operating profitability of our business. Adjusted net income represents adjusted pre-tax income minus adjusted income taxes, which represent corporate income taxes at a blended effective tax rate of 21% and an estimated combined state, local and foreign income tax rate net of federal benefits of 4%. As we were not subject to U.S. federal and state income taxes prior to November 17, 2020, the blended statutory tax rate of 25% has been applied to all periods presented for comparability purposes.
Adjusted EBITDA is a non-GAAP measure which represents adjusted net income excluding (a) adjusted income taxes, (b) depreciation and amortization expense and (c) interest expense on our outstanding debt. We believe Adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods.
Fee-related earnings ("FRE") is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. FRE represents Adjusted EBITDA further adjusted to exclude (a) incentive fees and related compensation and (b) other non-operating income, and to include depreciation expense. We believe FRE is useful to investors because it provides additional insights into the management fee driven operating profitability of our business.
Net incentive fees attributable to GCM Grosvenor is a non-GAAP measure used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fees contractually owed to others and (b) cash-based incentive fee related compensation.
Fee-Paying Assets Under Management (“FPAUM”) is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value.

Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage.
Contracted, not yet fee-paying AUM (“CNYFPAUM”) represents limited partner commitments during or prior to the initial commitment or investment period where fees are expected to be charged in the future based on invested capital (capital committed to underlying investments) or on a scheduled ramp-in of total commitments.
Condensed GAAP Statement of Income (unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenues
Management fees	$85,594	$75,136	$168,219	$152,837
Incentive fees	32,227	13,041	50,441	16,274
Other operating income	1,882	1,953	4,262	3,636
Total operating revenues	119,703	90,130	222,922	172,747
Expenses
Employee compensation and benefits	75,834	55,667	159,187	111,144
General, administrative and other	21,651	16,242	46,183	40,838
Total operating expenses	97,485	71,909	205,370	151,982
Operating income	22,218	18,221	17,552	20,765
Investment income (loss)	13,459	(9,575)	26,507	(6,202)
Interest expense	(4,563)	(5,841)	(9,054)	(11,708)
Other income (expense)	(261)	(1,350)	1,056	(11,083)
Change in fair value of warrant liabilities	(6,738)	—	7,319	—
Net other income (expense)	1,897	(16,766)	25,828	(28,993)
Income (loss) before income taxes	24,115	1,455	43,380	(8,228)
Provision for income taxes	2,204	526	1,541	1,169
Net income (loss)	21,911	929	41,839	(9,397)
Less: Net income attributable to redeemable noncontrolling interest	11,738	185	19,827	2,278
Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	11,708	(5,183)	20,297	(2,647)
Less: Net income (loss) attributable to noncontrolling interests in GCMH	(2,191)	5,927	(1,488)	(9,028)
Net income attributable to GCM Grosvenor Inc.	$656	$—	$3,203	$—

Reconciliation of Non-GAAP Metrics

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net Incentive Fees Attributable to GCM Grosvenor
Incentive fees
Performance fees	$2,891	$132	$9,004	$737
Carried interest	29,336	12,909	41,437	15,537
Less incentive fees contractually owed to others:
Cash carried interest compensation	(17,596)	(7,311)	(24,456)	(9,501)
Non-cash carried interest compensation	(371)	(508)	(1,014)	481
Carried interest attributable to redeemable noncontrolling interest holder	(6,154)	(2,804)	(8,059)	(3,669)
Carried interest attributable to other noncontrolling interest holders, net	(4,407)	(1,969)	(6,932)	(2,437)
Net incentive fees attributable to GCM Grosvenor, prior to incentive fee compensation	3,699	449	9,980	1,148
Less: Cash-based incentive fee related compensation	(868)	—	(2,701)	—
Net incentive fees attributable to GCM Grosvenor	$2,831	$449	$7,279	$1,148

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Adjusted Pre-Tax Income & Adjusted Net Income
Net income attributable to GCM Grosvenor Inc.	656	—	3,203	—
Plus:
Net income (loss) attributable to noncontrolling interests in GCMH	(2,191)	5,927	(1,488)	(9,028)
Provision for income taxes	2,204	526	1,541	1,169
Change in fair value of derivatives	—	1,417	(1,934)	10,051
Change in fair value of warrants	6,738	—	(7,319)	—
Amortization expense	583	1,876	1,166	3,752
Severance	802	8	1,390	2,288
Transaction expenses[1]	1,183	145	6,483	3,500
Loss on extinguishment of debt	—	482	675	1,514
Changes in TRA liability and other	274	4	282	4
Partnership interest-based compensation	10,026	8,856	14,929	16,776
Equity-based compensation	5,604	—	32,640	—
Other non-cash compensation	683	1,160	1,624	2,225
Less:
Investment income, net of noncontrolling interests	(450)	(110)	(1,229)	(142)
Non-cash carried interest compensation	(371)	(508)	(1,014)	481
Adjusted pre-tax income	25,741	19,783	50,949	32,590
Less:
Adjusted income taxes [2]	(6,435)	(4,946)	(12,737)	(8,148)
Adjusted net income	19,306	14,837	38,212	24,442

Adjusted EBITDA
Adjusted net income	19,306	14,837	38,212	24,442
Plus:
Adjusted income taxes [2]	6,435	4,946	12,737	8,148
Depreciation expense	407	536	880	1,232
Interest expense	4,563	5,841	9,054	11,708
Adjusted EBITDA	$30,711	$26,160	$60,883	$45,530

1 Represents 2020 expenses related to the Mosaic transaction and 2021 expenses related to a debt offering, other contemplated corporate transactions, and other public company readiness expenses.
2 Represents corporate income taxes at a blended effective tax rate of 21% and an estimated combined state, local and foreign income tax rate net of federal benefits of 4%. As we were not subject to U.S. federal and state income taxes prior to November 17, 2020, the blended statutory tax rate of 25% has been applied to all periods presented for comparability purposes.

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Fee-Related Earnings
Adjusted EBITDA	$30,711	$26,160	$60,883	$45,530
Less:
Incentive fees	(32,227)	(13,041)	(50,441)	(16,274)
Depreciation expense	(407)	(536)	(880)	(1,232)
Other non-operating expense	(17)	(67)	(75)	(481)
Plus:
Incentive fee-related compensation	18,835	7,819	28,171	9,020
Carried interest attributable to redeemable noncontrolling interest holder	6,154	2,804	8,059	3,669
Carried interest attributable to other noncontrolling interests holders, net	4,407	1,969	6,932	2,437
Fee-related earnings	$27,456	$25,108	$52,649	$42,669

Source: GCM Grosvenor

Public Shareholders Contact
Stacie Selinger
sselinger@gcmlp.com
312-506-6583
Media Contact
Tom Johnson and Will Braun
Abernathy MacGregor
tbj@abmac.com / whb@abmac.com
212-371-5999